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                                                                Exhibit 10.6


                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT


         This Fourth Amended and Restated Loan Agreement made as August 7, 2000, by and between Citizens Bank of Massachusetts (herein "BANK"), and The J. Jill Group, Inc. (formerly DM Management Company), a Delaware corporation (herein "BORROWER").

         Reference is made to that certain Third Amended and Restated Loan Agreement dated as of May 4, 1999 by and between BORROWER and BANK as amended by First Amendment to Third Amended and Restated Loan Agreement dated as of February 14, 2000 and by Second Amendment to Third Amended and Restated Loan Agreement dated as of March 24, 2000 (collectively, the "LOAN AGREEMENT").

                                   WITNESSETH:

         WHEREAS, BORROWER and BANK are parties to the LOAN AGREEMENT; and

         WHEREAS, as part of an expansion and reorganization of BORROWER's business lines, BORROWER has created three wholly owned subsidiaries; and, on the terms, provisions and conditions contained herein, BANK is willing to permit BORROWER to effect such reorganization and creation of subsidiaries (the "Reorganization");

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that effective as of the date hereof, the LOAN AGREEMENT is hereby further amended and restated as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 Capitalized words and phrases in this Agreement shall have the meanings ascribed to them in this Article.

         "ACCOUNTANTS" shall mean the independent certified public accountants of recognized national standing, who are selected and engaged by the BORROWER and its SPECIAL SUBSIDIARIES and who are reasonably satisfactory to the BANK. Any one of the so-called "Big 5" national accounting firms shall be satisfactory to the BANK.


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         "ADJUSTED LIBOR RATE" shall mean, for any INTEREST PERIOD, an interest rate per annum determined by the BANK pursuant to the following formula:

                  ADJUSTED LIBOR RATE = LIBOR BASE RATE
                                        -------------------
                                        1.00 - RESERVE RATE

         "ADVANCE(S)" shall mean the amounts loaned by the BANK to the BORROWER under Section 2.01 which shall be either LIBOR RATE ADVANCES or PRIME RATE ADVANCES.

         "AVAILABILITY PERIOD" shall mean the period commencing on the CLOSING DATE and ending on the TERMINATION DATE.

         "BANK" shall mean Citizens Bank of Massachusetts and its successors and assigns.

         "BANK DEPOSITS" shall mean all sums of money on deposit to the credit of the BORROWER and its SPECIAL SUBSIDIARIES at any bank, trust company, national banking association, savings bank, savings and loan association or similar institution.

         "BANKING DAY" shall mean any BUSINESS DAY on which banks are open for business in Boston, Massachusetts.

         "BANK'S OFFICE" shall mean the office of the BANK located at 28 State Street, Boston, Massachusetts 02109 or such other office of the BANK as the BANK shall, from time to time, designate by notice to the BORROWER.

         "BIRCH POND" shall mean THE BIRCH POND GROUP, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

         "BORROWER" is defined in the Recitals.

         "BORROWING" shall mean the making of an ADVANCE.

         "BORROWING DATE" shall mean that date on which an ADVANCE is made.

         "BORROWING REQUEST" shall mean a request by the BORROWER for a BORROWING.


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         "BUSINESS DAY" shall mean a calendar day other than (a) a Saturday,
Sunday or legal holiday in The Commonwealth of Massachusetts, and (b) a calendar day on which banks are not authorized to be open for business in Boston, Massachusetts.

         "CAPITALIZED LEASE OBLIGATION(S)" shall mean all rental obligations which, under GAAP, are required to be capitalized on the books of the BORROWER and its SUBSIDIARIES in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "CATALOG(S)" shall mean the CATALOGS and other written offerings of INVENTORY made by the BORROWER and the BORROWER'S SPECIAL SUBSIDIARIES to the general public from time to time and all rights therein.

         "CLOSING" is defined in Article XVI.

         "CLOSING DATE" shall mean August 7, 2000.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, supplemented or modified from time to time, and all regulations issued thereunder.

         "COLLATERAL" shall mean all of BORROWER'S and BORROWER'S SPECIAL SUBSIDIARIES' respective personal property, tangible or intangible, including without limitation all accounts, BANK DEPOSITS, DOCUMENTS, INVENTORY, GENERAL INTANGIBLES, contracts, CUSTOMER LISTS, INVESTMENT PROPERTY, LEASES, EQUIPMENT, CATALOGS, property and interests described in the STOCK PLEDGE AGREEMENT, rights to the trademark "J. Jill", and other property described in the SECURITY AGREEMENTS, whether now existing or hereafter arising or acquired and wherever located, and all proceeds thereof, including, without limitation, all proceeds of fire and other insurance.

         "CONTINGENT OBLIGATIONS" shall mean any undertaking by the BORROWER or the BORROWER'S SUBSIDIARIES guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations for borrowed money ("PRIMARY OBLIGATIONS") of any other PERSON in any manner, whether directly or indirectly, including, without limitation, any obligations, whether or not contingent: (a) to purchase any such PRIMARY OBLIGATION or any property constituting direct or indirect security therefor; (b) to advance or supply funds(i) for the purchase or payment of any such PRIMARY OBLIGATIONS; or (ii) to maintain working capital or equity capital of

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such PERSON or otherwise to maintain the net worth or solvency of such PERSON;
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such PRIMARY OBLIGATION of the ability of such PERSON to make payment of such PRIMARY OBLIGATION; or (d) otherwise to assure or hold harmless the owner of such PRIMARY OBLIGATION against loss in respect thereof; provided, however, that the term "CONTINGENT OBLIGATION" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "CONVERSION DATE" shall mean any date on which pricing of the REAL ESTATE LOAN shall change by reason of an election by the BORROWER or a provision of this Agreement.

         "COST OF FUNDS REDEPLOYMENT" is defined in Section 7.23.

         "CREDIT BALANCE" shall mean the aggregate unpaid amount of ADVANCES under Article II and L/C BALANCE outstanding from time to time.

         "CURRENT FINANCIALS" are described in Section 9.10 hereof.

         "CUSTOMER LISTS" shall mean each and all of the mailing lists to which CATALOGS are sent from time to time which BORROWER represents to BANK are proprietary to J. JILL DIRECT regardless of the media on which the same are stored.

         "DEBT SERVICE COVERAGE" shall hereafter mean the ratio of (A) the aggregate of the consolidated net earnings of BORROWER and its SUBSIDIARIES before interest expense, taxes, depreciation, amortization, rent and lease expense, and special one-time charges related to the discontinuance of that certain line of business known as, or referred to as, the "Nicole catalog concept" and other restructuring charges approved in writing by the BANK in its sole discretion, such net earnings specifically including interest income; less
(i) UNFINANCED CAPITAL EXPENDITURES, less (ii) SHAREHOLDER PAYMENTS, less (iii) taxes paid in cash; to (B) the aggregate of (i) interest paid and (ii) the amounts of all maturities of long-term debt falling due in the twelve (12) month period succeeding the calculation date, including principal payments due on the REAL ESTATE LOAN plus (iii) rent and lease expense. Long Term Debt is amounts due in whole or in part more than 12 months after the incurring thereof; however, for the purposes of calculating this covenant the REVOLVING LOANS are specifically excluded from Long Term Debt.


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         "DEFAULT" shall mean the occurrence of an event which with the passage of time or the requiring of the giving of notice, or both, may become an EVENT OF DEFAULT.

         "DOCUMENTS" shall mean a document of title as defined in the UCC.

         "DOLLARS" or "$" shall mean lawful currency of the United States of America.

         "ENVIRONMENTAL LAW(S)" shall mean any and all present and future federal, state and local laws, rules and regulations, and any orders and decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic (all as defined in such applicable laws, rules and regulations) or HAZARDOUS MATERIAL into the environment.

         "EQUIPMENT" shall mean and include, without limitation, all of BORROWER'S and the SPECIAL SUBSIDIARIES' respective tangible personal property utilized in the conduct of BORROWER'S business, and the SPECIAL SUBSIDIARIES' business(es), all replacements and substitutions therefor, and all accessions thereto, and including, without in any way limiting the generality of the foregoing, all of BORROWER'S and the SPECIAL SUBSIDIARIES' respective machinery, equipment, furniture, trade fixtures and motor vehicles, but excluding therefrom INVENTORY, as said term is defined in the CODE.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or modified from time to time, and all regulations issued thereunder.

         "EVENT OF DEFAULT" is defined in Article XII.

         "EXCESS CASH FLOW" shall mean funds obtained from sources other than BORROWINGS.

         "FINANCING AGREEMENTS" shall mean, collectively, this Fourth Amended and Restated Loan Agreement, the THIRD REPLACEMENT REVOLVING NOTE, the REAL ESTATE NOTE, the REAL ESTATE MORTGAGE, each L/C APPLICATION, the GUARANTIES, the SECURITY AGREEMENTS, the STOCK PLEDGE AGREEMENT, all as amended from time to time, and all other agreements executed and delivered by the BORROWER and the SPECIAL SUBSIDIARIES hereunder, including any additional agreements granting a LIEN, and all other agreements of every kind and nature now or hereafter in force between the BANK and the

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BORROWER or between the BANK and any SPECIAL SUBSIDIARY relating to the
OBLIGATIONS, as the same may have been or may, from time to time, be amended or supplemented.

          "FISCAL YEAR" shall mean the fiscal year of the BORROWER.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time and applied with respect to the preparation of financial statements.

          "GENERAL INTANGIBLES" shall mean the BORROWER'S and the SPECIAL SUBSIDIARIES' general intangibles, as defined in the CODE, and all proceeds thereof, and shall also include goodwill, trade secrets, computer programs, CUSTOMER LISTS, trade names, trademarks, patents, rights to tax refunds of every kind and nature and proceeds of each of the foregoing.

         "GUARANTIES" shall mean joint and several unlimited guaranties of the OBLIGATIONS by each of the SPECIAL SUBSIDIARIES pursuant to instruments in form and substance satisfactory to the BANK which form is annexed as Exhibit 8.02.

         "HAZARDOUS MATERIAL" shall mean any chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any ENVIRONMENTAL LAW.

         "INDEBTEDNESS" shall mean, at any time, all items which would, in conformity with GAAP, be classified as liabilities on a consolidated balance sheet of BORROWER and the SUBSIDIARIES as at such time, and in any event including (a) indebtedness arising under acceptance facilities, (b) CAPITALIZED LEASE OBLIGATIONS, (c) CONTINGENT OBLIGATIONS and (d) liabilities secured by any LIEN on any property even though the owner of such property has not assumed or otherwise become liable for the payment thereof.

         "INTEREST PAYMENT DATE" shall mean:

         (a) With respect to PRIME RATE ADVANCES, the last day of each month, commencing with the last day of the month in which the first PRIME RATE ADVANCE is made.

         (b) With respect to LIBOR RATE ADVANCES:

                  (i) the last day of each INTEREST PERIOD; and


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                  (ii) if the applicable INTEREST PERIOD is more than three
months, the last day of each three-month period during such INTEREST PERIOD.

         (c) With respect to the REAL ESTATE LOAN, the last day of each monthly payment of principal, commencing with the first such payment.

         "INTEREST PERIOD" shall mean:

         (a) With respect to each LIBOR RATE ADVANCE: (i) initially, the period
(A) commencing on the BORROWING DATE of such ADVANCE, and (B) ending one, two, three or six months thereafter, as the case may be, as determined in accordance with the provisions of this Agreement; and (ii) thereafter, each subsequent INTEREST PERIOD for such LIBOR RATE ADVANCE shall begin on the last day of the immediately preceding INTEREST PERIOD and shall end one, two, three or six months thereafter, as the BORROWER may select pursuant to Section 2.01; provided that (A) any INTEREST PERIOD which would otherwise end on a day which is not a BANKING DAY shall end and the next INTEREST PERIOD shall commence on the next preceding day which is a BANKING DAY as determined conclusively by the BANK in accordance with the then current bank practices in London, England, and (B) any INTEREST PERIOD for a LIBOR RATE ADVANCE that would otherwise extend beyond the TERMINATION DATE shall end on the TERMINATION DATE.

         (b) With respect to each PRIME RATE ADVANCE: the entire period during which such advance is unpaid.

         (c) With respect to the REAL ESTATE LOAN with respect to any period when LIBOR RATE PRICING is not in effect, the entire period during which any pricing other than LIBOR RATE PRICING is in effect.

         (d) With respect to the REAL ESTATE LOAN with respect to any period that LIBOR RATE PRICING is in effect: (i) initially, the period (A) commencing on the BORROWING DATE of such period, and (B) ending one, two, three or six months thereafter, as the case may be, as determined in accordance with the provisions of this Agreement; and (ii) thereafter, each subsequent INTEREST PERIOD for such LIBOR RATE PRICING shall begin on the last day of the immediately preceding INTEREST PERIOD and shall end one, two, three or six months thereafter, as the BORROWER may select pursuant to Section 2.01; provided that (A) any INTEREST PERIOD which would otherwise end on a day which is not a BANKING DAY shall end and the next INTEREST



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PERIOD shall commence on the next preceding day which is a BANKING DAY as determined conclusively by the BANK in accordance with the then current bank practices in London, England, and (B) any INTEREST PERIOD during which LIBOR RATE PRICING is in effect that would otherwise extend beyond the MATURITY DATE of said loan shall end on the TERMINATION DATE.

         "INVENTORY" shall mean all of BORROWER'S and the SPECIAL SUBSIDIARIES' inventory, merchandise, finished inventory and all other tangible personal property held by BORROWER and its SPECIAL SUBSIDIARIES for sale or lease, furnished or to be furnished under contracts of service, or used or consumed in BORROWER'S and its SPECIAL SUBSIDIARIES' respective business(es).

         "INVESTMENT PROPERTY" shall mean all of BORROWER'S and the SPECIAL SUBSIDIARIES' securities, securities entitlements and securities accounts, and all other INVESTMENT PROPERTY within the meaning of such term under the UCC.

         "J. JILL DIRECT" shall mean J. JILL DIRECT, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

         "LEASE(S)" shall mean any right of BORROWER and the SPECIAL SUBSIDIARIES to use real or personal property which property is owned by another.

         "L/C APPLICATION" shall mean the BANK'S form of letter of credit application and reimbursement agreement (a current form of which is annexed as Exhibit 3.01) in use from time to time, which may be submitted by electronic means or by facsimile transmission.

         "L/C BALANCE shall mean the aggregate undrawn, uncanceled portions of all LETTER(S) OF CREDIT outstanding from time to time and at any time.

         "LETTER(S) OF CREDIT" shall mean LETTER(S) OF CREDIT issued by the BANK for the account of the BORROWER or any of the SPECIAL SUBSIDIARIES, payable on sight to a beneficiary who is a supplier of goods to the BORROWER or any of the SPECIAL SUBSIDIARIES, which, upon delivery to BORROWER or any of the SPECIAL SUBSIDIARIES, will be INVENTORY and which LETTER(S) OF CREDIT require the delivery and presentation to BANK at the BANK'S OFFICE of DOCUMENTS reflecting a sale of such goods to the BORROWER or any of the SPECIAL SUBSIDIARIES, as a condition of BANK'S payment thereon.


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         "LIBOR BASE RATE" shall mean, with respect to any LIBOR RATE ADVANCE for any INTEREST PERIOD, the rate per annum determined by the BANK to be the rate at which deposits in DOLLARS are offered to BANK in the London Interbank Market at approximately 10:00 a.m. (Boston time) two BUSINESS DAYS prior to the first day of such INTEREST PERIOD for delivery on the first day of such INTEREST PERIOD for a period equal to such INTEREST PERIOD and in an amount substantially equal to the principal amount of the BORROWING of which a LIBOR RATE ADVANCE or LIBOR RATE election is a part.

         "LIBOR MARGIN" shall mean one and one half percent 1.5% per annum.

         "LIBOR RATE" shall mean, with respect to any INTEREST PERIOD for each LIBOR RATE ADVANCE, an interest rate per annum equal at all times during such INTEREST PERIOD to the sum of (i) the ADJUSTED LIBOR RATE and (ii) the LIBOR MARGIN.

         "LIBOR RATE ADVANCE(S)" shall mean any ADVANCE, the interest rate on which is calculated by reference to the LIBOR RATE.

         "LIBOR RATE PRICING" shall mean any election of the BORROWER to pay or to continue to pay the LIBOR RATE for any INTEREST PERIOD with respect to the REAL ESTATE LOAN.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

         "LOAN ACCOUNT" shall mean the account or accounts on the books of BANK in which will be recorded REVOLVING LOANS, and any other extensions of credit made by BANK to the BORROWER pursuant to Article II hereof, payments made on such REVOLVING LOAN(S) and extensions of credit and any other appropriate debits and credits as provided by the FINANCING AGREEMENTS, other than the REAL ESTATE LOAN.

         "LOAN AGREEMENT " shall mean the Loan Agreement as amended from time to time, including by this instrument, unless otherwise specified herein.


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         "MARGIN-STOCK" shall have the meaning set forth in Regulation U (12 CFR
221) of the Board of Governors of the Federal Reserve System.

         "MATURITY DATE" shall mean July 30, 2002.

         "MULTIEMPLOYER PLAN" shall mean a PLAN which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "OBLIGATIONS" shall mean all LOANS, ADVANCES, indebtedness, liabilities, and amounts, liquidated or unliquidated, owing from the BORROWER or any SPECIAL SUBSIDIARY to the BANK, at any time, and arising under the FINANCING AGREEMENTS, absolute or contingent, due or to become due, now existing or hereafter arising or contracted. Said term shall also include all interest, fees and other charges chargeable to the BORROWER and the SPECIAL SUBSIDIARIES or due from the BORROWER and the SPECIAL SUBSIDIARIES to the BANK from time to time hereunder and also all covenants, agreements or undertakings of the BORROWER and the SPECIAL SUBSIDIARIES to the BANK whether for the payment of money or otherwise arising under the FINANCING AGREEMENTS.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to ERISA.

         "PERSON" shall mean any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agent or political subdivision thereof.

         "PLAN" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which the BORROWER or the SPECIAL SUBSIDIARIES is an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENTS" is defined in Section 8.04.

         "PRIMARY OBLIGATION(S)" shall have the meaning set forth in the definition of CONTINGENT OBLIGATIONS above.

         "PRIME RATE" shall mean the annual rate of interest announced by the BANK in Boston from time to time, as its "Prime Rate".

         "PRIME RATE ADVANCE(S)" shall mean an ADVANCE, the interest rate on which is calculated by reference to the PRIME RATE.


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         "PRIME RATE PRICING" shall mean any election of the BORROWER to pay the
PRIME RATE for any INTEREST PERIOD with respect to the REAL ESTATE LOAN or pricing at the PRIME RATE in default of such election.

         "QUARTERLY PERIOD" shall mean any three (3) month period ending on or about the last day of the third, sixth, ninth and twelfth months of BORROWER'S and the SPECIAL SUBSIDIARIES' FISCAL YEAR.

         "QT SERVICES" shall mean QT SERVICES GROUP, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

         "REAL ESTATE" shall mean the real property located in Meredith, N.H. at which the BORROWER maintained a distribution facility and commonly known and numbered as One Winterbrook Way.

         "REAL ESTATE CLOSING" shall mean the date of the closing of the REAL ESTATE LOAN which occurred on July 30, 1997.

         "REAL ESTATE LOAN" shall mean the loan which was made by the BANK to the BORROWER pursuant to Article VI hereof.

         "REAL ESTATE LOAN BALANCE" shall mean the outstanding unpaid balance from time to time owed with respect to the REAL ESTATE LOAN.

         "REAL ESTATE MORTGAGE" shall mean a mortgage of the REAL ESTATE, as the same may hereafter be amended from time to time, granted by the BORROWER to the BANK securing repayment of the OBLIGATIONS including without limitation the REAL ESTATE NOTE, which shall include without limitation:

         (a) A first security interest in the BORROWER'S equipment and fixtures from time to time located at the REAL ESTATE, and in addition to the foregoing, all contract rights, accounts, general intangibles and other personal property now owned or hereafter acquired relating thereto.

         (b) A first lien by assignment of the rents, leases and profits which may from time to time be realized in connection with the REAL ESTATE. This assignment shall call for exercise by the BANK only upon the occurrence of an EVENT OF DEFAULT by BORROWER.

         "REAL ESTATE NOTE" shall mean the promissory note dated as at the date of the REAL ESTATE CLOSING in the face amount provided in Section 6.02

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hereof issued by the BORROWER to the order of BANK and evidencing the obligation to repay the REAL ESTATE LOAN.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "RESERVE RATE" shall mean the rate (expressed as a decimal) at which the BANK would be required to maintain reserves under Regulation D (or its equivalent) of the Board of Governors of the Federal Reserve System against Eurocurrency Liabilities if such liabilities were outstanding. The ADJUSTED LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the RESERVE RATE, and the rate of interest thereby effected shall simultaneously change.

         "REVOLVING CREDIT COMMITMENT AMOUNT" (sometimes the "REVOLVING COMMITMENT AMOUNT") shall mean the sum of Thirty Million Dollars
($30,000,000.00) unless BORROWER delivers written notice to the BANK requesting a lesser amount and BANK confirms same in writing.

         "REVOLVING LOAN(S)" shall mean the ADVANCES under Article II hereof.

         "SECURITY AGREEMENTS" shall mean (i) a Security Agreement dated June 5, 1997, duly executed and delivered by the BORROWER, to the BANK granting a security interest in all of the assets of the BORROWER, including, without limitation, the COLLATERAL and securing the payment and performance of the OBLIGATIONS as provided in Article VIII hereof, as the same has been amended and may hereafter be amended, from time to time, and (ii) those certain Security Agreements of even date, duly executed and delivered by each of the SPECIAL SUBSIDIARIES to the BANK granting a security interest in all of the assets of each respective SPECIAL SUBSIDIARY, including, without limitation, the COLLATERAL and securing the payment and performance of the OBLIGATIONS as provided in Article VIII hereof, as each of such Security Agreements has been amended and may hereafter be amended from time to time.

         "SHAREHOLDER PAYMENTS" shall mean any payment or distribution to or for the benefit of any holder of any class of capital stock of BORROWER with respect to such capital stock, directly or indirectly, whether in cash or in kind, including, without limitation, dividends or payments in redemption or retirement of any stock.

         "SPECIAL SUBSIDIARIES" shall mean individually and collectively each of QT SERVICES, BIRCH POND, and J. JILL DIRECT.

         "SUBSIDIARY" shall mean any PERSON in which fifty percent (50%) of the ownership interests are owned, directly or indirectly, by the BORROWER.

         "STOCK PLEDGE AGREEMENTS" is defined in Section 8.05.

         "TANGIBLE NET WORTH" shall mean the consolidated net worth of the BORROWER and its SUBSIDIARIES including any "Deferred Tax Asset" but excluding all other GENERAL INTANGIBLES.

         "TERMINATION DATE" shall mean June 1, 2001.

         "THIRD REPLACEMENT REVOLVING NOTE" shall mean the promissory note dated as of May 4, 1999 in the face amount of Thirty Million Dollars ($30,000,000.00) issued by the BORROWER to the order of the BANK, and evidencing the obligation to repay the REVOLVING LOAN, as the same is amended of even date, and as the same may be amended, replaced or substituted hereafter.

         "TREASURY BASE RATE" shall mean the annual rate of interest equal to the yield of United States Treasury securities with a three (3) year maturity with respect to the REAL ESTATE LOAN as determined by the BANK.

         "TREASURY MARGIN" shall mean one and one-half percent (1.5%).

         "TREASURY RATE" shall mean with respect to any INTEREST PERIOD an interest rate per annum equal at all times during said INTEREST PERIOD to the sum of (i) the TREASURY BASE RATE and (ii) the TREASURY MARGIN.

         "TREASURY RATE PRICING" shall mean any election of the BORROWER to pay the TREASURY RATE for any INTEREST PERIOD with respect to the REAL ESTATE LOAN.

         "UCC" shall mean the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, as amended from time to time.

         "UNFINANCED CAPITAL EXPENDITURES" shall mean consolidated capital expenditures minus new consolidated long term indebtedness issued during the applicable period plus the aggregate amount of all long term indebtedness prepaid during such period. The term "long term indebtedness" as

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used in this definition shall include, but not be limited to, those items shown on Schedule 1.01.

         1.02 All terms defined in the UCC and used in this Agreement, and not otherwise defined herein, shall have the meaning ascribed to them in the UCC.

         1.03 All accounting terms used in this agreement, including, without limitation, "net worth", "current assets", "current liabilities", "liabilities", "net income", "income" and "expense" shall, except as otherwise specifically provided herein, be determined in accordance with GAAP.

                                   ARTICLE II

                                 REVOLVING LOANS

         2.01 Subject to, and upon the terms and conditions herein provided, during the AVAILABILITY PERIOD, the BANK agrees to make ADVANCES to the BORROWER including, without limitation, those ADVANCES provided for in Section 3.06 hereof which shall be deemed ADVANCES under this Section 2.01, so long as (A) after giving effect to the making of each ADVANCE, the then CREDIT BALANCE does not exceed the REVOLVING CREDIT COMMITMENT AMOUNT and (B) at the time of such ADVANCE the conditions specified in Section 2.08 have been and remain fulfilled.

         2.02 Whenever the BORROWER wishes to request the making of an ADVANCE hereunder, the BORROWER shall make such BORROWING REQUEST in writing, which shall be substantially in the form of Exhibit "2.02", and shall deliver the same to the BANK not later than 12:00 noon (Boston time) two (2) BUSINESS DAYS prior to the BORROWING DATE specified therein if the ADVANCE is to be a LIBOR RATE ADVANCE, and not later than 12:00 noon (Boston time) on the BORROWING DATE (followed by written certification within two (2) BUSINESS DAYS thereafter), if the ADVANCE is to be a PRIME RATE ADVANCE).

         2.03 Each BORROWING REQUEST for an ADVANCE pursuant to Section 2.02 shall specify the proposed BORROWING DATE, the aggregate amount of the proposed ADVANCE, whether such ADVANCE will be a PRIME RATE ADVANCE or a LIBOR RATE ADVANCE and, in the case of a LIBOR RATE ADVANCE, the initial INTEREST PERIOD with respect thereto.

         2.04 The BANK will credit the amount of each ADVANCE to a demand deposit account maintained by the BORROWER.

         2.05 The debit balance of the LOAN ACCOUNT shall reflect the amount of the BORROWER'S indebtedness to the BANK from time to time by reason of ADVANCES under this Article II and any other appropriate charges under the FINANCING AGREEMENTS. At least once each month the BANK shall render to the BORROWER a statement of account showing as of its date the debit balance on the LOAN ACCOUNT which, unless within thirty (30) days of such date, notice to the contrary is received by the BANK from the BORROWER, shall be considered correct and accepted by the BORROWER and conclusively binding upon it absent manifest error.

         2.06 No ADVANCE under this Article II will be made on or after the TERMINATION DATE.

         2.07 All OBLIGATIONS arising under or by reason of this Article II shall be paid in full, without notice or demand, on the TERMINATION DATE or upon any earlier acceleration, notwithstanding any provisions of the THIRD REPLACEMENT REVOLVING NOTE or other instrument evidencing any part of the OBLIGATIONS.

         2.08 No ADVANCES Under this Article II will be made, nor any LETTERS OF CREDIT issued, unless each of the following conditions shall have been and remain fulfilled as of the BORROWING DATE.

         (a) All conditions precedent as set forth in Article XV shall have been and remain fulfilled.

         (b) No EVENT OF DEFAULT shall have occurred and be continuing, nor shall a DEFAULT have occurred and be continuing.

         (c) The warranties and representations set forth in Article IX hereof shall be true and correct, in all material respects, as of the date they were made, and, except to the extent that written notice of a change thereof shall have been given by the BORROWER to the BANK, and such change would not constitute a DEFAULT or EVENT OF DEFAULT, on the date of the BORROWING REQUEST.

         2.09 All ADVANCES and repayments of principal of the PRIME RATE ADVANCES shall be in integral multiples of Ten Thousand Dollars ($10,000.00). All LIBOR RATE ADVANCES shall be in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in integral multiples of One Hundred Thousand Dollars ($100,000.00).

         2.10 If at any time the CREDIT BALANCE exceeds the REVOLVING CREDIT COMMITMENT AMOUNT, BORROWER shall forthwith pay to the BANK such amount as may be necessary to reduce the CREDIT BALANCE to the REVOLVING CREDIT COMMITMENT AMOUNT.

         2.11 During the AVAILABILITY PERIOD, BORROWER may repay, in whole or in part, without penalty, the outstanding principal of the PRIME RATE ADVANCES. Such repayment may be effected by a new BORROWING subject to the provisions hereof.

         2.12 Notwithstanding the provisions of this Article II, the BANK, in its discretion, may make ADVANCES in excess of the REVOLVING CREDIT COMMITMENT AMOUNT.

         2.13 The obligation of the BORROWER to repay the REVOLVING LOANS with interest thereon is and shall be evidenced by the THIRD REPLACEMENT REVOLVING NOTE.

         2.14 Prior to the TERMINATION DATE, all LIBOR RATE ADVANCES shall be repaid in full at the end of each applicable INTEREST PERIOD. Such repayment may be effected by a new BORROWING.

         2.15 A request by the BORROWER for a LIBOR RATE ADVANCE shall be irrevocable.

         2.16 The proceeds of all ADVANCES shall be applied to the working capital needs of the BORROWER and its SPECIAL SUBSIDIARIES. BORROWER may use the proceeds of any ADVANCE to fund the working capital needs of any of the SPECIAL SUBSIDIARIES. In conjunction with an intercompany loan and cash management agreement dated as of August 7, 2000, which shall be in form and substance satisfactory to the BANK, BORROWER and each applicable SPECIAL SUBSIDIARY will record on their respective books and records (i) all loans and advances from BORROWER to any SPECIAL SUBSIDIARY of BORROWER and (ii) all loans and advances from any SPECIAL SUBSIDIARY to BORROWER. Any security obtained by BORROWER from such SPECIAL SUBSIDIARY for such loan or advance is hereby assigned to BANK as additional security for the OBLIGATIONS.

         2.17 At least once each consecutive thirteen (13) month period commencing with the date hereof, the BORROWER shall fully repay the REVOLVING LOANS which repayment shall not be effected by BORROWING, and BORROWER shall not effect or permit any ADVANCE for a period of thirty (30) consecutive days thereafter within said thirteen (13) month period, provided however that the foregoing shall not apply to any issuances of LETTERS OF CREDIT in the normal course of business during such period.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.01 Subject to and upon the terms and conditions herein provided, during the AVAILABILITY PERIOD, the BANK shall issue LETTERS OF CREDIT on behalf of BORROWER or one of the SPECIAL SUBSIDIARIES to purchase INVENTORY so long as:
(A) After giving effect to each such issuance, the CREDIT BALANCE does not exceed the REVOLVING COMMITMENT AMOUNT; (B) All conditions specified in Section
2.08 shall have been fulfilled; (C) BORROWER shall have delivered to the BANK for itself or on behalf of one of the SPECIAL SUBSIDIARIES (i) an L/C APPLICATION, duly completed and executed, or a facsimile application followed up by the original documents received by the BANK within Three (3) BUSINESS DAYS thereafter, or by electronic transmission, which is not required to be followed by additional submissions (the forms of all such written applications are annexed hereto as Exhibit 3.01), (ii) such other accompanying documentation as the BANK shall require, and (iii) an amount equal to BANK'S then customary letter of credit application fee and other fees, which amounts shall be non-refundable. The face amount of any LETTER OF CREDIT shall not exceed the purchase price of the INVENTORY purchased therewith and covered by the document relating thereto.

         3.02 No LETTER OF CREDIT shall be issued after the TERMINATION DATE. No LETTER OF CREDIT to be issued hereunder shall permit a draft to be presented thereunder after the earlier of (A) 180 days after the date of issue thereof or
(b) three (3) BANKING DAYS before the TERMINATION DATE.

         3.03 Each LETTER OF CREDIT shall be in such form, contain such terms and support such transactions as shall be satisfactory to the BANK consistent with its then current practices.

         3.04 The BORROWER hereby agrees to indemnify and hold harmless the BANK from and against any and all claims and damages, losses, liabilities, costs or expenses which the BANK may incur (or which may be claimed against the BANK by any PERSON whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or refusal to pay, under any LETTER OF CREDIT; provided that the BORROWER shall not be required to indemnify the BANK for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence or bad faith of the BANK in determining whether a request presented under any LETTER OF CREDIT complied with the terms of such LETTER OF CREDIT or (y) the BANK'S failure to pay under any LETTER OF CREDIT after the presentation to it of a draft and DOCUMENTS strictly complying with the terms and conditions of such LETTER OF CREDIT. Nothing in this Section is intended to limit the other obligations of the BORROWER, or the BANK under this Agreement.

         3.05 Notwithstanding the provisions of Section 3.01, BANK in its discretion may issue LETTERS OF CREDIT such that the CREDIT BALANCE exceeds the REVOLVING COMMITMENT AMOUNT.

         3.06 If a draft shall be presented under a LETTER OF CREDIT and the BANK shall honor the same, the BANK shall charge any demand deposit account of the BORROWER or any SUBSIDIARY for whose benefit or on whose behalf the LETTER OF CREDIT was issued and if the balance(s) of such account(s) is not sufficient, such presentation, up to the full amount of the LETTER OF CREDIT, shall be deemed to be a request of the BANK by the BORROWER for a PRIME RATE ADVANCE, pursuant to Section 2.01 hereof without any notice to or from BORROWER being required and the amount paid by the BANK with respect to such draft shall be deemed to be a PRIME RATE ADVANCE provided however that if by virtue of such ADVANCE, the CREDIT BALANCE shall exceed the REVOLVING COMMITMENT AMOUNT, the excess shall be forthwith repaid by the BORROWER.

                                   ARTICLE IV

                                    TERM LOAN


                              INTENTIONALLY DELETED


                                    ARTICLE V

                                THE INTERIM LOAN


                              INTENTIONALLY DELETED



                                  ARTICLE V(A)

                                   BRIDGE LOAN



                              INTENTIONALLY DELETED



                                  ARTICLE V(B)

                            SHORT TERM REVOLVING LOAN


                              INTENTIONALLY DELETED


                                   ARTICLE VI

                                REAL ESTATE LOAN


         6.01 The terms, provisions and conditions hereof having been fulfilled, no DEFAULT or EVENT OF DEFAULT having occurred and the provisions of Section 2.08(a) having been fulfilled, and those in Sections 2.08(b) and 2.08(c) having been represented by the BORROWER to have been fulfilled, the BANK made the REAL ESTATE LOAN to BORROWER in accordance with the terms, provisions and conditions set forth below.

         6.02 The amount of the REAL ESTATE LOAN was One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00).

         6.03 Payment of the REAL ESTATE LOAN shall be effected in fifty-nine
(59) consecutive monthly payments in the principal amount of Nine Thousand One Hundred Sixty-Seven Dollars ($9,167.00) and a final payment equal to the then REAL ESTATE LOAN BALANCE.

         6.04 The obligation of the BANK to make the REAL ESTATE LOAN was subject to satisfaction by the BANK of each of the following:.

                  (a) The BANK having received an appraisal satisfactory to it.

                  (b) The BANK having been furnished with a satisfactory survey of the REAL ESTATE depicting the following: that the bounds and measurements shown on the plan are substantially correct, that the title lines and actual lines of possession are the same; the location of all means of ingress to and egress from the REAL ESTATE; the actual and/or plan location of all utilities services from the REAL ESTATE to the nearest public road or right-of-way, and if from the REAL ESTATE to the public right-of-way they pass over land owned by others, said passage shall be by means of valid, recorded easement not subject to divestiture; the bounds of any areas submitted to the Federal Flood Disaster Protection Act and any other area restricting use; the location of all easements and takings affecting the REAL ESTATE; and depicting that no encroachment over any property lines or over any easements, servitudes or rights-of-way exist. The survey having been certified to by a licensed professional engineer reasonably acceptable to the BANK.

                  (c) The BANK having been furnished with a certificate of a licensed professional engineer satisfactory to the BANK certifying to the following: (1) That the utilities services, storm drainage and sewage facilities are sufficient to adequately service the REAL ESTATE; (2) the REAL ESTATE and its current use comply with all applicable zoning, building code, health, fire, safety and environmental statutes, codes, bylaws and regulations.

                  (d) There having been delivered to the BANK the opinions of BORROWER'S counsel relating to (i) due authorization, enforceability, non-contravention absence of litigation; (ii) zoning and land use; (iii) such other matters (not including compliance with ENVIRONMENTAL LAWS) as the BANK shall reasonably require.

                  (e) The BANK having received satisfactory reports from acceptable, qualified professionals indicating on the basis of soils tests and other tests and inspections that the REAL ESTATE complies with ENVIRONMENTAL LAWS and areas adjacent thereto are free from hazardous materials, hazardous wastes, asbestos, PCB's or toxic substances and that the REAL ESTATE has not been used as a dump site for oil, hazardous materials, hazardous wastes, asbestos, PCB's or toxic substances or otherwise used in such a manner which would cause the likelihood of incurring any liability under Federal or state legal requirements regarding oil, hazardous materials, hazardous wastes or toxic substances. Without limitation, the REAL ESTATE MORTGAGE shall contain a provision whereby BORROWER shall be obligated to immediately contain and remove any hazardous waste and toxic substances found on the REAL ESTATE. In addition, it shall be an event of default under the REAL ESTATE MORTGAGE if BORROWER shall fail to obtain a satisfaction of any "Notice of Violation"

("NOV") within 60 days after the issuance thereof or if any "Superlien" claim is filed against the REAL ESTATE under the Superfund Act.

                  (f) The REAL ESTATE MORTGAGE having been insured by a title insurer acceptable to the BANK, which policy shall comply with the following: it shall be in the standard ALTA form; there shall be no exceptions for survey, easements or other use restrictions not shown on the survey which are acceptable to the BANK; there shall be no inspection exceptions except in respect to improvements thereafter added; the standard form so-called pending disbursement exception shall be permitted; and there shall be no other exceptions which in the opinion of counsel to the BANK may have an adverse effect upon the use of all or any portion of the REAL ESTATE as contemplated.

                  (g) The conditions specified in Article XV and Section 2.08 having been, and remaining fulfilled.

                  (h) There having been delivered to the BANK an insurance policy, including liability and extended coverage, in amounts satisfactory to the BANK and first payable to the BANK as mortgagee. The BANK shall have been furnished with evidence that flood insurance is not required for the REAL ESTATE under the Federal Flood Disaster Protection Act. In the event that flood insurance is required, flood insurance written by a company satisfactory to the BANK and in an amount and form acceptable to the BANK shall also have been disclosed.

                  (i) The BANK having received such other customary documents as the BANK shall reasonably have requested.

         6.05 All closing documents prepared to close the REAL ESTATE LOAN contemplated hereby were in form and contain terms and provisions consistent with this Article VI and as reasonably required by counsel to the BANK.

         6.06 While the REAL ESTATE LOAN remains outstanding, no portion of the REAL ESTATE PREMISES may be sold. While the REVOLVING LOAN(s) or REAL ESTATE LOAN remain outstanding, there shall be no other liens on the REAL ESTATE granted by the BORROWER except such as granted to the BANK hereunder.

         6.07 (a) The REAL ESTATE LOAN shall bear interest at the rate of six and 81/100 percent (6.81%) per annum from the date of the REAL ESTATE CLOSING until August 31, 1999. Thereafter it shall bear interest at the PRIME RATE unless there shall be an election as provided below.

                  (b) If, effective on or after September 1, 1999, the BORROWER wishes to convert the REAL ESTATE LOAN from PRIME RATE PRICING or what would be PRIME RATE PRICING but for an election as provided herein, to LIBOR RATE PRICING, or if the BORROWER wishes to continue to pay interest at the LIBOR RATE after the end of a current INTEREST PERIOD during which LIBOR RATE PRICING has been elected, as the case may be, BORROWER shall give an irrevocable request to the BANK which must be received by the BANK not later than 10:00 a.m., Boston time, two (2) BANKING DAYS before (i) the CONVERSION DATE if PRIME RATE PRICING is, or would be, in effect, or (ii) the last day of any current INTEREST PERIOD during which LIBOR RATE PRICING is in effect, as the case may be, requesting that interest rate be so converted, or continued, as the case may be, and notice of the requested CONVERSION DATE if the request is to convert from PRIME RATE PRICING. The request shall specify the duration of the INTEREST PERIOD applicable to such conversion or continuance, subject to any requirements elsewhere herein set forth.

                  (c) If the BORROWER wishes to convert the REAL ESTATE LOAN from PRIME RATE PRICING or LIBOR RATE PRICING to TREASURY RATE PRICING, BORROWER shall give an irrevocable request to the BANK which must be received by the BANK not later than 10:00 a.m., Boston time, two (2) BANKING DAYS before (i) the CONVERSION DATE if PRIME RATE PRICING is in effect or (ii) or the last day of any current INTEREST PERIOD during which LIBOR RATE PRICING is in effect, as the case may be, requesting that interest rate be so converted and notice of the requested CONVERSION DATE if the request is to convert from PRIME RATE PRICING. Notwithstanding any other provision hereof, once TREASURY RATE PRICING is elected, it shall be for the balance of the term of the REAL ESTATE LOAN.

                  (d) No such election to pay any rate other than the PRIME RATE shall be given effect if on the date of election or the date on which such election would be given effect, there exists any DEFAULT or EVENT OF DEFAULT.

                                   ARTICLE VII

                         INTEREST, FEES AND COMPUTATION

         7.01 The BORROWER will pay interest on the daily outstanding unpaid balance of principal of the ADVANCES at the following rates:

                  (a)      On PRIME RATE ADVANCES, the PRIME RATE; and

                  (b)      On LIBOR RATE ADVANCES, the LIBOR RATE.

         7.02 Interest on the unpaid balance of the ADVANCES shall be paid on each INTEREST PAYMENT DATE and upon the TERMINATION DATE or earlier upon acceleration.

         7.03 INTENTIONALLY DELETED.

         7.04 INTENTIONALLY DELETED.

         7.05 Intentionally Deleted.

         7.06 The BORROWER will pay interest on the REAL ESTATE LOAN BALANCE at the rates provided in Section 6.07(a) unless BORROWER shall have made an election to pay at the TREASURY RATE or LIBOR RATE as permitted in said Section
6.07 in which case interest shall be payable at the rate so elected.

         7.07 The BORROWER will also pay to the BANK on demand such standard and regular charges as the BANK makes with respect to commercial letters of credit, including, without limitation issuance, negotiation and amendment fees.

         7.08 BORROWER shall pay to BANK a commitment fee (the "Commitment Fee") for the period commencing on the date hereof, to and including the earlier of the TERMINATION DATE or acceleration of the CREDIT BALANCE equal to one eighth of one percent (.125%) per annum (computed daily on the basis of the actual number of days elapsed over a 360 day year) on the amount by which the REVOLVING CREDIT COMMITMENT AMOUNT exceeds CREDIT BALANCE. The Commitment Fee shall be payable monthly in arrears and on the TERMINATION DATE.

         7.09 In the event any payment of principal or interest, fee, or other amount payable by the BORROWER under the FINANCING AGREEMENTS shall not be paid when due and shall remain unpaid for ten (10) days thereafter, the BORROWER shall pay interest with respect thereto commencing as of the date such payment was initially due at a per ANNUM rate equal to the sum of (x) the rate of interest in effect on the due date of such payment, and (y) four percent (4%) per annum. In the event that BORROWER shall default under terms of the L/C APPLICATION, amounts due from BORROWER shall bear interest at a rate equal to
(a) PRIME RATE plus (b) three percent (3%) per annum payable daily.

         7.10 All rates of interest based on the PRIME RATE shall change immediately upon the date upon which a change in the PRIME RATE shall become effective.

         7.11 Except as otherwise expressly provided in this Agreement, whenever any payment to be made by the BORROWER hereunder shall be stated to be due on a day other than a BANKING DAY, such payment shall be made on the next succeeding BANKING DAY, and such extension of time shall in such case be included in the computation of such payment.

         7.12 All payments by the BORROWER under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the BORROWER is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the BORROWER with respect to any amount payable by it hereunder, the BORROWER will pay to the BANK, on the date on which the said amount becomes due and payable hereunder, such additional amount as shall be necessary to enable the BANK to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the BORROWER. The BORROWER will deliver promptly to the BANK certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the BORROWER hereunder.

         7.13 The BORROWER agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies, excluding, in the case of the BANK, taxes imposed on it by the jurisdiction under the laws of which the BANK is organized or any political subdivision thereof and taxes imposed on its net income and franchise taxes imposed on it, which arise from any payment made by the BORROWER hereunder or from the execution, delivery or registration of, or otherwise with respect to, this LOAN AGREEMENT, or any other of the FINANCING AGREEMENTS. The BORROWER will indemnify the BANK on demand for the full amount of any such taxes, charges or similar levies paid by the BANK or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         7.14 Without prejudice to the survival of any other agreement of the BORROWER hereunder, the agreements and obligations of the BORROWER contained in Sections 7.13 AND 7.14 shall survive the payment in full of principal of and interest on the LOANS. The BANK agrees to give to the BORROWER notice of any such taxes, charges or similar levies paid by it and for which demand for payment may be made hereunder, and the BORROWER shall have the right to contest the validity or legal assertion thereof; provided, however, that the foregoing shall in no way limit the BORROWER'S obligation to indemnify the BANK as in this Agreement provided.

         7.15 All interest, fees or other charges payable by BORROWER to BANK shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed.

         7.16 INTENTIONALLY DELETED.

         7.17 Interest not paid when due shall become a portion of the loans to which they relate and bear interest at the applicable rate until paid in full.

         7.18 Upon the occurrence and during the continuance of an EVENT OF DEFAULT, BORROWER for itself and on behalf of its SPECIAL SUBSIDIARIES hereby authorizes BANK to charge any account maintained by each of them with BANK for any payment due from BORROWER or its SUBSIDIARIES under any of the FINANCING AGREEMENTS. In any of such cases, such authorization, however, does not obligate BANK so to charge nor does it limit BORROWER'S or its SUBSIDIARIES' obligation to make such payment when due.

         7.19 Each payment to be made by BORROWER hereunder, whether principal, interest, fees, or of any other kind, shall be paid not later than 2:00 p.m. (Boston time) on the day when due to the BANK at the BANK'S OFFICE in DOLLARS and in immediately available funds.

         7.20 The BANK shall calculate all interest rates arising and all interest and fees due hereunder.

         7.21 In the event that the BORROWER shall, before the due date therefor, prepay all or any portion of the REAL ESTATE LOAN which is subject to TREASURY RATE PRICING, whether by reason of voluntary prepayment or acceleration, BORROWER shall pay a prepayment charge equal to the BANK'S COST OF FUNDS REDEPLOYMENT unless such prepayment is made from BORROWER'S EXCESS CASH FLOW.

         7.22 In addition to and not in limitation of any other provision of this Agreement, BORROWER will, on demand by the BANK at any time, indemnify the BANK against COST OF FUNDS REDEPLOYMENT as a consequence of:

         (a) The breach by the BORROWER of its OBLIGATIONS to borrow a LIBOR RATE ADVANCE on the BORROWING DATE thereof;

         (b) The failure by the BORROWER to pay, punctually on the due date thereof, any amount payable hereunder with respect to a LIBOR RATE ADVANCE;

         (c) The repayment or prepayment of any principal of any LIBOR RATE ADVANCE of the REAL ESTATE LOAN at a time when the said obligation is subject to LIBOR RATE PRICING, on a date other than the due date of such principal, whether due to acceleration or otherwise.

         7.23     COSTS OF FUNDS REDEPLOYMENT shall mean the following:

                  (i) any costs incurred by the BANK in carrying funds which were to have been borrowed by the BORROWER or in carrying funds to cover the amount of any overdue principal of or overdue interest thereon;

                  (ii) any interest payable by the BANK to lenders of the funds borrowed by the BANK in order to carry the funds referred to in the immediately preceding sub-clause (i); and

                  (iii) any losses incurred by the BANK in liquidating or re-employing funds acquired from third parties to effect or maintain the same. The amount (and the computations thereof) of any such losses, costs and expenses shall be determined reasonably by the BANK and set forth in a certificate signed by an officer of the BANK, which certificate shall, save for manifest error, be conclusive and binding upon the BORROWER.

         7.24 Without prejudice to any other rights it may have, the BANK may collect a "late charge" equal to five (5%) percent of any OBLIGATION not paid within fifteen (15) days of the due date thereof.

         7.25 If at any point, during the term of the REVOLVING LOAN or the REAL ESTATE LOAN, the LIBOR BASE RATE shall cease to be available then, thereafter, during such period of unavailability, LIBOR RATE ADVANCES and LIBOR RATE PRICING shall cease to be available hereunder with respect thereto.

                                  ARTICLE VIII

                     SECURITY, GUARANTIES AND SUBORDINATION

         8.01 Any and all deposits or other sums at any time credited by or due from BANK to BORROWER or BORROWER'S SUBSIDIARIES shall, at all times constitute security for all OBLIGATIONS and upon and during the continuance of an EVENT OF DEFAULT may be set off against any of the OBLIGATIONS at any time when due whether or not other security held by BANK is deemed to be adequate.

         8.02 The OBLIGATIONS shall at all times be guaranteed, jointly and severally, in full, by GUARANTIES of each of the SPECIAL SUBSIDIARIES, by separate instruments in form and substance satisfactory to the BANK.

         8.03 The OBLIGATIONS shall be secured by security interests granted by the BORROWER and by each of the SPECIAL SUBSIDIARIES pursuant to the SECURITY AGREEMENTS, as well as by all of the other FINANCING AGREEMENTS, which shall be subject to no LIENS except those permitted under Section 11.06.

         8.04 Pursuant to the SECURITY AGREEMENTS, the OBLIGATIONS shall be secured by a pledge and security interest in and to all loans or advances, whether or not secured, from BORROWER to any SPECIAL SUBSIDIARY, and by a pledge and security interest in and to all loans or advances, whether or not secured, from any SPECIAL SUBSIDIARY to BORROWER. The BANK reserves the right from and after the date hereof to require execution and delivery to it of pledge agreements in form and substance satisfactory to it from BORROWER and each SUBSIDIARY and the taking of all action necessary or required by BANK to effect more securely the BANK'S rights with respect thereto.

         8.05 The OBLIGATIONS shall be secured at all times by a pledge by BORROWER of all of the issued and outstanding stock of each of the SPECIAL SUBSIDIARIES, subject to no LIEN, pursuant to pledge agreements in form and substance satisfactory to the BANK (collectively, the "STOCK PLEDGE AGREEMENT"), together with the delivery of stock powers each executed in blank.

                                   ARTICLE IX

                         WARRANTIES AND REPRESENTATIONS

         9.01 The BANK has entered into this Agreement in reliance upon the warranties and representations of the BORROWER and the warranties and representations relating to the SPECIAL SUBSIDIARIES set forth in this Article, each of which is acknowledged to be continuing and material. Each such warranty and representation shall be deemed to have been newly made on each day BORROWER requests an ADVANCE except to the extent that written notice of a change thereof shall have been given by the BORROWER to the BANK, and such change would not constitute a default or event of default pursuant to Section 12.01(e).

         9.02 The BORROWER and each of the SPECIAL SUBSIDIARIES is a duly organized and existing corporation under the laws of its state of incorporation and is in good standing under the laws thereof.

         9.03 The BORROWER and each of the SPECIAL SUBSIDIARIES is duly qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction where the failure to so qualify would have a material adverse effect on the BORROWER and each of the SPECIAL SUBSIDIARIES as a group of entities. All such jurisdictions, if any, are listed on Exhibit "9.03" to this instrument.

         9.04 The BORROWER and each of the SPECIAL SUBSIDIARIES has good title to all properties and assets which it purports to own, as reflected in the CURRENT FINANCIALS, free and clear of all mortgages, liens, pledges, security interests and encumbrances except as set forth on Exhibit 9.04 or permitted by
Section 11.06 to this instrument.

         9.05 The BORROWER and each of the SPECIAL SUBSIDIARIES owns or leases and holds all real and personal property necessary or incidental to the conduct of its businesses, including without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

         9.06 All books and records of the BORROWER and each of the SPECIAL SUBSIDIARIES, including, but not limited to, minute books, by-laws and books of account fairly reflect all matters and transactions which should currently be reflected therein.

         9.07 J. JILL DIRECT's business consists principally of the sale of personal property through CATALOGS, outlet stores and internet sales. BIRCH POND's business consists principally of the sale of personal property through retail stores. QT SERVICES's business consists principally of providing administrative services with respect to the activities of BORROWER, J. JILL DIRECT and BIRCH POND. BORROWER's business consists principally of providing executive management with respect to the activities of the SPECIAL SUBSIDIARIES and related business activities.

         9.08 Except as set forth in Exhibit 9.08 to this instrument and except for the SPECIAL SUBSIDIARIES, the BORROWER has no subsidiaries nor any investments in the stock or securities of any other corporation, firm, trust or other entity, except Birch Pond Realty Corp.

         9.09 Except as set forth in Exhibit 9.09 to this instrument, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of BORROWER, threatened against the BORROWER, the SPECIAL SUBSIDIARIES, or any of its or their properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to BORROWER or any one or more of the SPECIAL SUBSIDIARIES, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the BORROWER and the SPECIAL SUBSIDIARIES as a group of entities. BORROWER is not, nor by execution and delivery of the FINANCING AGREEMENTS and performance of the OBLIGATIONS (with or without the passage of time or the giving of notice), will be, in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

         9.10 BORROWER has furnished to the BANK the financial statements at June 30, 2000 for the prior six (6) month period. Said statements, the "CURRENT FINANCIALS," fairly present the condition of the BORROWER and the SPECIAL SUBSIDIARIES on a consolidated and consolidating basis at the dates thereof, all in conformity with GAAP except, in respect of interim statements, with respect to footnotes, and subject to customary year end adjustments.

         9.11 Except to the extent reflected or reserved against in the CURRENT FINANCIALS or as set forth on Exhibit "9.11" to this instrument, if any, BORROWER and the SPECIAL SUBSIDIARIES, as of the date of said financial statements, had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into or any state of facts existing prior thereto, of a type required by GAAP to be reflected or reserved against on financial statements.

         9.12 Since the date of the CURRENT FINANCIALS and through the date hereof, and except as shown on Exhibit "9.12" to this instrument, there has not been:

         (a) any change in the condition of the BORROWER'S or the SPECIAL SUBSIDIARIES' assets or liabilities, other than changes in the ordinary course of business, none of which has been materially adverse.

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the BORROWER'S or the SPECIAL SUBSIDIARIES' property(ies) or business(es);

         (c) any declaration of, setting aside of, or making of a payment or any dividend or other distribution with respect to the BORROWER'S or any of the SPECIAL SUBSIDIARIES' capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock;

         (d)      any materially adverse:

                           (i) controversy with any labor organization or employees;

                           (ii) claim or controversy involving any federal, state or local government agencies; or

                           (iii) other event or condition affecting the businesses of or properties of the BORROWER or the SPECIAL SUBSIDIARIES.

         9.13 The BORROWER and each of the SPECIAL SUBSIDIARIES has filed all federal and state income tax returns, excise tax returns and all other tax returns of every kind and nature which are required to be filed by it and each has paid all taxes shown to be due on said returns, except where in the future such taxes are being contested in good faith by appropriate proceedings. Notwithstanding the foregoing to the extent the BORROWER has not filed tax returns required to be filed by it with respect to the period prior to the date of execution of this Agreement, such failure would not have a material adverse effect on the condition of each of the BORROWER and the SPECIAL SUBSIDIARIES as a group of entities. To BORROWER's knowledge, no audit or other investigation is presently being conducted with respect to any tax obligation of BORROWER or its SUBSIDIARIES.

         9.14     INTENTIONALLY DELETED

         9.15 The execution and delivery of the FINANCING AGREEMENTS, the borrowing by BORROWER as herein provided, the execution and delivery by BORROWER and the SPECIAL SUBSIDIARIES of all instruments, agreements and documents of every kind and nature pursuant to this instrument and the performance by the BORROWER and the SPECIAL SUBSIDIARIES of the OBLIGATIONS have been duly authorized by the respective Boards of Directors of the BORROWER and the SPECIAL SUBSIDIARIES and, to the extent required by law or otherwise, by stockholders of each, and the FINANCING AGREEMENTS and all instruments, agreements and documents executed pursuant thereto are valid and binding obligations of the BORROWER and the SPECIAL SUBSIDIARIES to the extent they are parties thereto, enforceable in accordance with their terms, except to the extent that such enforceability may be limited by laws of general application affecting the rights of creditors.

         9.16 There is no provision in the charter, the by-laws, or other charter documents of BORROWER or any of the SPECIAL SUBSIDIARIES, or any other indenture, contract or agreement to which BORROWER or the SPECIAL SUBSIDIARIES is a party or by which any of them is bound, which prohibits the execution and delivery of the FINANCING AGREEMENTS or the performance by the BORROWER or any of the SPECIAL SUBSIDIARIES of the OBLIGATIONS to which they are bound.

         9.17 No DEFAULT or EVENT OF DEFAULT exists. Neither the nature of BORROWER'S or the SPECIAL SUBSIDIARIES' business(es) or properties, nor any relationships in connection with the execution or delivery of the FINANCING AGREEMENTS is such as to require a consent, approval, license, permit or authorization of, or filing, registration, or qualification with, any governmental authority on the part of BORROWER or the SPECIAL SUBSIDIARIES as a condition to the execution and delivery of the FINANCING AGREEMENTS or any instrument, agreement or document contemplated hereby, or the performance by the BORROWER or any of the SPECIAL SUBSIDIARIES of the OBLIGATIONS.

         9.18 Exhibit "9.18" to this instrument sets forth a full list of all patents, patent applications, registered copyrights, and registered trademarks and service marks currently used by the BORROWER and the SPECIAL SUBSIDIARIES.

         9.19 Exhibit "9.19" to this instrument contains a description of all real property and material personal property which the BORROWER and each of the SPECIAL SUBSIDIARIES holds under a term of a LEASE, including a description of the property, the date of the LEASE and the identity of the lessor.

                                    ARTICLE X

                              AFFIRMATIVE COVENANTS

         10.01 BORROWER and each of its SUBSIDIARIES shall furnish to BANK, in form and detail acceptable to BANK:

         (a) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, consolidated and consolidating statements, on an unqualified audit basis, of income, retained earnings and cash flow of the BORROWER and its SUBSIDIARIES for such year, and audited balance sheets of the BORROWER and its SUBSIDIARIES as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the BANK and certified by the ACCOUNTANTS whose certificate shall be on an unqualified, audited basis representing an unqualified opinion, all in scope and substance satisfactory to the BANK, and such financial statements shall be prepared in accordance with GAAP.

          (b)     As soon as practicable and in any event within forty-five
                  (45) days after the end of each of the first three quarterly period in each FISCAL YEAR, consolidated and consolidating statements of income and cash flow of the BORROWER and its SUBSIDIARIES for the period from the beginning of the current FISCAL YEAR to the end of such quarterly period, and balance sheet of the BORROWER and its SUBSIDIARIES as at the end of such quarterly period, setting forth in each case commencing one year from the date hereof, in comparative form, figures for the corresponding period in the preceding FISCAL YEAR, all in reasonable detail, and such financial statements shall be prepared in accordance with GAAP subject to customary year end adjustments and the absence of footnotes. Such quarterly statements may be prepared internally.

         (c) At the time of delivery of the reports required by Sections 10.01(a) and 10.01(b); a certificate of the Chief Financial Officer, Vice President of Finance or Controller of the BORROWER (i) stating that, in his or her opinion, if such be the case, there has been and is existing no DEFAULT or EVENT OF DEFAULT hereunder, or if that not be the case, setting forth the details of all such DEFAULT or EVENT OF DEFAULT, and (ii) showing appropriate calculations indicating compliance (or non-compliance) with the covenants set forth in Article XI and XII.

         (d) Periodically, promptly after filed, copies of all notices to shareholders, all proxies, reports and any other publicly available materials filed with the Securities Exchange Commission and all press releases.

         (e) With reasonable promptness, such other financial data and/or operating data as the BANK may reasonably request in such form as the BANK may reasonably request.

         10.02 The BORROWER will, and will cause its SPECIAL SUBSIDIARIES, duly and punctually, to pay all interest, principal and all other amounts of money becoming due from such party to the BANK and will duly and punctually perform all things on their part to be done or performed under the FINANCING AGREEMENTS.

         10.03 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, at all times, keep proper books of account which shall at all times fairly reflect their financial condition and in which entries will be made of their transactions in accordance with GAAP to the extent applicable thereto.

         10.04 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, make its books and records available, in its offices, for inspection, examination and copying by the BANK and the BANK'S representatives and at all reasonable times (and, prior to a DEFAULT or EVENT OF DEFAULT, upon reasonable notice), permit inspection of its books and records and properties by the BANK and the BANK'S representatives.

         10.05 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain its corporate existence in good standing. The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, comply with all laws and regulations of the United States, or any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to it or them or to its or their business including, without limitation, the ENVIRONMENTAL LAWS; provided, however, that a failure so to comply which does not materially and adversely affect its or their businesses or financial condition shall not be a breach hereof.

         10.06 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or them or payable by it or them at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its or their properties. The provisions of this section, however, shall not preclude BORROWER or any of its SPECIAL SUBSIDIARIES from contesting in good faith any such tax, nor shall there be a default hereunder, by reason of the existence of a lien for taxes not then due provided that the BORROWER or applicable SUBSIDIARY(IES) shall have set aside on its books reserves certified by the BORROWER to be adequate for the timely satisfaction of such obligations.

         10.07 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain its properties in good repair, working condition and order, reasonable wear and tear excepted, and from time to time, make all needful and proper repairs, renewals and replacements.

         10.08 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain insurance covering such risks and in such minimum amounts as BANK may reasonably require, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to BANK. The BANK shall be named as an additional "loss payee" as elsewhere herein provided and the BANK shall receive certified copies of such original policies, if available, and upon the occurrence of an EVENT OF DEFAULT the BANK shall forthwith be provided with and hold the originals of each such policy.

         10.09 The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES to, punctually and promptly make when due, after the expiration of all applicable periods of grace or notice, all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may arise) owing to persons, firms or corporations other than the BANK, including, without limitation, indebtedness which may be secured by a security interest in assets of the BORROWER, its SPECIAL SUBSIDIARIES or their property(ies) and all obligations under the terms of any Leases. The provisions of this Section shall not preclude the BORROWER or its SPECIAL SUBSIDIARIES from contesting in good faith any such indebtedness or obligation. The BORROWER or its SPECIAL SUBSIDIARIES may accept extended payment terms regularly offered by any creditor selling goods to the BORROWER or its SPECIAL SUBSIDIARIES or furnishing services to the BORROWER or its SPECIAL SUBSIDIARIES.

         10.10 The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES to, pay or cause to be paid when due all amounts necessary to fund in accordance with its terms any deferred compensation and/or other employee benefit plans, whether now in existence or hereafter created and whether subject to the applicable provisions of ERISA and all regulations thereunder, and neither BORROWER nor any of its SPECIAL SUBSIDIARIES may withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of employees under circumstances that could result in any liability to "PBGC", or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan. To the extent that BORROWER or any SPECIAL SUBSIDIARY becomes subject to the provision of the ERISA, BORROWER will, promptly upon obtaining knowledge thereof, notify the BANK of (i) the occurrence of any "reportable event" described in Section 4043 of ERISA, (ii) receipt of notice of an application by the PBGC to institute proceedings to terminate an employee benefit plan, and (iii) receipt of notice of any liability pursuant to Section 4202 of ERISA. Neither the BORROWER nor any SPECIAL SUBSIDIARY is a party to a MULTI-EMPLOYER PLAN.

         10.11 The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES promptly to give notice to BANK of the commencement of any suit or proceedings against the BORROWER or any SPECIAL SUBSIDIARY, in which the amount claimed exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) unless such liability is fully covered by insurance in effect and the insurer is defending such action without reservation of rights against the BORROWER or any of its SPECIAL SUBSIDIARIES.

         10.12 Upon the occurrence of any DEFAULT or EVENT OF DEFAULT, BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES promptly to give the BANK notice thereof.

         10.13 The BORROWER will give the BANK not less than thirty (30) days' prior notice of any proposed change in the principal places of business or chief executive offices of the BORROWER or any SPECIAL SUBSIDIARY or the establishment of any other location of COLLATERAL, other than as currently shown on Exhibit
10.13 to this instrument.

         10.14 The BORROWER will give the BANK not less than thirty (30) days' prior notice of any intended change by the BORROWER or any SPECIAL SUBSIDIARY in its corporate name or the adoption of any trade name.

         10.15 In the event of any change in the identification of the directors and statutory officers of the BORROWER and each SPECIAL SUBSIDIARY as reflected on Exhibit "10.15" to this instrument, the BORROWER shall, within thirty (30) days thereafter, give notice thereof to BANK.

         10.16 The BORROWER shall, and shall cause each SPECIAL SUBSIDIARY to continue to maintain its primary deposit accounts with BANK, from which payments due on LOANS may be deducted.

                                   ARTICLE XI

                               NEGATIVE COVENANTS

         11.01 Except as permitted by Section 2.16, the BORROWER will not, and will not permit any SPECIAL SUBSIDIARY to, issue evidences of INDEBTEDNESS nor create, assume, become contingently liable for, nor suffer to exist INDEBTEDNESS for borrowed money in addition to indebtedness to the BANK; provided, however, that BORROWER and each SPECIAL SUBSIDIARY (a) may incur liabilities other than for money borrowed which are incurred or arise in the ordinary course of the BORROWER'S or the SPECIAL SUBSIDIARY'S business(es), and (b) may in any fiscal year of the BORROWER or such SPECIAL SUBSIDIARY grant purchase money security interests in connection with the purchase of property with a purchase price not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate, and (c) has been given permission to incur such INDEBTEDNESS as is shown on Schedule 1.01.

         11.02 Except for loans from BORROWER to any of its SPECIAL SUBSIDIARIES and except for loans from any SPECIAL SUBSIDIARY to BORROWER, to the extent permitted by Section 2.16 hereof, neither BORROWER nor any SPECIAL SUBSIDIARY shall make or continue any loans to any individual, firm or corporation, including, without limitation, BORROWER'S and said SPECIAL SUBSIDIARIES' officers and employees except for loans or advances to employees and officers in the ordinary course of business not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time.

         11.03 Except as described in Section 9.08, BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, invest in or purchase any stock or securities of any individual, firm, partnership, joint venture or corporation without the BANK'S prior written consent; provided, however, that the BORROWER and any SPECIAL SUBSIDIARY, without the BANK'S consent may invest in direct obligations of or securities guaranteed by the United States of America or any agency thereof, certificates of deposit or other obligations of the BANK or any other member bank of the Federal Reserve System having assets of not less than One Hundred Million Dollars, prime banker's acceptances, money-market funds, commercial paper of a domestic issue rated either A1 by Standard & Poor's Corporation or P1 by Moody's Investor Service, Inc., and other securities the cost to BORROWER or such SPECIAL SUBSIDIARY of which do not exceed One Hundred Thousand Dollars ($100,000.00) in the case of any single issuer.

         11.04 The BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, merge or consolidate or be merged or consolidated with or into any other corporation or entity.

         11.05 Except for sales of INVENTORY in the ordinary course of business, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, sell or dispose of any of its assets except for any sale or disposition of EQUIPMENT which is no longer needed by it for the conduct of its business.

         11.06 Except with respect to the BANK as provided herein and except as provided in Section 2.16 hereof, or as previously consented to in writing by the BANK, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, grant or suffer to exist, any mortgage, pledge, title retention agreement, security interest, lien or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired including, but not limited to, the BORROWER's ownership interests, and any other of its interests, in Birch Pond Realty Corporation, or subject any of their assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of INDEBTEDNESS except (i) landlords', carriers', warehousemans', mechanics' and other similar liens arising by operation of law in the ordinary course of business; (ii) liens arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) liens in favor of the BANK; (iv) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained (reasonably approved by the BANK) in respect thereto; (v) judgment or prejudgment liens with respect to which there has issued a stay of execution pending appeal or otherwise and as to which appropriate reserves are maintained in respect thereto (reasonably approved by the BANK); (vi) easements, rights of way, restrictions and other similar charges or liens relating to real property and not interfering in a material way with the ordinary conduct of business;
(vii) liens securing the payment of INDEBTEDNESS permitted under Section 11.01 hereof; and (viii) encumbrances on the BORROWER'S property or assets created in connection with the refinancing of INDEBTEDNESS secured by liens on such property permitted hereunder that do not extend to property and assets of the BORROWER not encumbered prior to such refinancing.

         11.07 The BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto including, without limitation, those businesses permitted in Section 9.07.

         11.08 Except for the GUARANTIES, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, guaranty, endorse, contingently agree to purchase or otherwise become liable for obligations for borrowed money of any other person, firm, partnership, joint venture, corporation or other entity except that BORROWER may execute guaranties in the ordinary course of business of obligations of the SPECIAL SUBSIDIARIES to third parties not involving indebtedness for borrowed money; provided, however, that the provisions of this Section 11.08 shall not preclude the BORROWER or any SPECIAL SUBSIDIARY from endorsing checks, drafts or other similar items for collection in the ordinary course of business.

         11.09 Except for the intercompany loan and cash management agreements between the BORROWER and each of the SPECIAL SUBSIDIARIES, neither the BORROWER nor any SPECIAL SUBSIDIARY will make or enter into any so-called management agreement whereby management, supervision or control of its business or any of its principal functions shall be delegated to any persons other than its duly elected officers and directors.

         11.10 Neither the BORROWER nor any SUBSIDIARY will change its FISCAL YEAR.

         11.11 The BORROWER will not, for any QUARTERLY PERIOD, permit its ratio of consolidated INDEBTEDNESS to TANGIBLE NET WORTH to exceed 1.50 to 1.

         11.12 The BORROWER will not at the end of any QUARTERLY PERIOD permit its ratio of current assets to current liabilities to be less than 1.50 to 1.

         11.13 The BORROWER will not, for any four (4) consecutive fiscal quarters, permit DEBT SERVICE COVERAGE to be less than 1.50 to 1. Such covenant shall be calculated quarterly based upon the preceding 12 months of operations commencing with the twelve-month period ending March 25, 2000. Notwithstanding the foregoing, the calculation made as of each of March 25, 2000, June 24, 2000, September 23, 2000 and December 30, 2000 shall be made without any deduction for UNFINANCED CAPITAL EXPENDITURES to the extent that capital expenditures during such 12-month period do not exceed Twenty Million Dollars ($20,000,000). Further, the calculation made as of each of March 31, 2001, June 30, 2001 and September 29, 2001 shall be made without any deduction for UNFINANCED CAPITAL EXPENDITURES made during fiscal year 2000 to the extent that capital expenditures during fiscal year 2000 do not exceed Twenty Million Dollars ($20,000,000).

         11.14 Neither BORROWER nor any SPECIAL SUBSIDIARY owns or has any present intention of acquiring any MARGIN STOCK. None of the funds advanced to the BORROWER nor any funds obtained by any SPECIAL SUBSIDIARY from BORROWER nor any funds obtained by BORROWER from any SUBSIDIARY will be used to purchase or carry any MARGIN STOCK. Neither BORROWER, nor any agent acting on its behalf, has taken any action which might cause this Agreement or either of the Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as now in effect.

         11.15 Without obtaining the BANK'S prior written consent, the BORROWER shall not permit capital expenditures for the 12-month period ending December 31, 2000 to exceed Twenty Million Dollars ($20,000,000).

                                   ARTICLE XII

                                EVENTS OF DEFAULT

         12.01 The occurrence of any of the following events shall be an EVENT OF DEFAULT hereunder and under each of the FINANCING AGREEMENTS:

         (a) The REVOLVING LOAN(S) and all accrued interest thereon shall not be paid in full on the TERMINATION DATE.

         (b) The BORROWER shall fail to make a payment of interest or principal on account of the REAL ESTATE LOAN or any other fee or charge arising under the FINANCING AGREEMENTS within five
                  (5) days of when such payment is due, (or if within any grace period provided therein).

         (c) The BORROWER shall fail to observe or perform any covenants contained in this Agreement other than with respect to the payment of money within TEN (10) days of notice from the BANK or such earlier date as may be necessary to protect the interests of the BANK.

         (d) The BORROWER or any SPECIAL SUBSIDIARY shall fail to observe any other covenant or agreement contained in any FINANCING AGREEMENT or in any instrument, document or agreement executed pursuant thereto when required or within any grace period provided therein.

         (e) Any written warranty, representation or statement made or furnished to BANK by or on behalf of the BORROWER or any SPECIAL SUBSIDIARY proves to have been false in any material respect when made or furnished.

         (f) Any event which results in the acceleration of the maturity of the indebtedness of the BORROWER or any SPECIAL SUBSIDIARY (i) to the BANK, or (ii) to any other party under any indenture, agreement, undertaking or otherwise if the same relates to aggregate INDEBTEDNESS, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

         (g) Any levy or seizure of any property of the BORROWER or any SPECIAL SUBSIDIARY in which the amount involved exceeds in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) and which levy or seizure is not stayed within thirty (30) days and if reasonably required by the BANK adequate security is imposed.

         (h) Any attachment of any property of the BORROWER which attachment secures a claim in the aggregate of more than Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) or more and is not discharged within thirty (30) days.

         (i) Dissolution, termination of existence, as the case may be of the BORROWER or any SPECIAL SUBSIDIARY.

         (j) Failure by any GUARANTOR to pay, perform or observe its OBLIGATIONS pursuant to any GUARANTY or other instrument in force between it and BANK.

         (k) The BORROWER or any SPECIAL SUBSIDIARY shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the BORROWER or any such SPECIAL SUBSIDIARY or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the BORROWER or any

                  SPECIAL SUBSIDIARY and continue unstayed and undismissed for sixty (60) days; or (iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the BORROWER or any SPECIAL SUBSIDIARY and remain unstayed and undismissed for sixty (60) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency.

         (l) Birch Pond Realty Corporation, a SUBSIDIARY, shall grant or suffer to exist, any mortgage, pledge, title retention agreement, security interest or, lien other than a mortgage to John Hancock Real Estate Finance, Inc. with respect to that real estate in Tilton, New Hampshire originally subject to a mortgage to the BANK and subsequently conveyed to Birch Pond Realty Corporation with the written consent of the BANK or shall, as to itself, fail to comply with any covenant provided in Sections 10.05, 10.06, 10.07, 10.08, 10.10, 10.11, 11.03,
                  11.04, 11.05 and 11.08 hereof within a period of time extended by a period equal to any notice and grace period provided herein for an equivalent obligation of BORROWER, if applicable, or shall fail to engage only in those businesses now permitted by its Articles of Organization.

         12.02 Upon the occurrence of any EVENT OF DEFAULT, all OBLIGATIONS including, without limitation, the REVOLVING LOAN, and/or the REAL ESTATE LOAN, shall, at the BANK'S option, become immediately due and payable without notice or demand and the BANK shall have all such rights and remedies as are provided herein or under the other FINANCING AGREEMENTS or at law or in equity.

                                  ARTICLE XIII

                                     NOTICES

         13.01 All communications herein provided shall be in writing and shall be sufficient if (i) sent by United States mail, registered or certified, postage prepaid, (ii) delivered by national courier service which requires receipt evidencing delivery or (iii) sent by confirmed telephone facsimile and addressed as provided in this Article.

         13.02 The addresses to which such communications shall be sent are as follows:

                  a)       If intended for the BORROWER, to:

                           The J. Jill Group, Inc.
                           4 Batterymarch Park
                           Quincy, MA 02169
                           Fax:  (617) 769-0177
                           Attn: Olga L. Conley, Chief Financial Officer

                           with courtesy copies to:

                           Foley, Hoag & Eliot, LLP
                           One Post Office Square
                           Boston, MA 02109
                           Fax:  (617) 832-7000
                           Attn: David R. Pierson, Esq.

                  b) If intended for BANK to:

                           Citizens Bank of Massachusetts
                           28 State Street
                           Boston, MA 02109
                           Fax:  (617) 725-5690
                           Attn: Lori B. Leeth, Senior Vice President

                           with courtesy copies to:

                           Schnader Harrison Goldstein & Manello
                           265 Franklin Street
                           Boston, MA 02110
                           Fax:  617-946-8100
                           Attn: Richard J. Snyder, Esq.
                                 Paul J. Levenson, Esq.

         13.03 The addresses set forth herein may be changed by notice to the other party hereunder.

         13.04 Any notice sent in accordance with the provisions and this
Article XIII shall be effective (i) if mailed, on the second BUSINESS DAY, (ii) if delivered by courier service, upon receipt or (iii) if sent by confirmed telephone facsimile, upon transmission.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, from time to time, execute and deliver to the BANK all such other and further reasonable instruments and documents and take or cause to be taken all such other and further action as the BANK may reasonably request in order to effect and confirm more securely in the BANK all rights contemplated in this Agreement, and in any other of the FINANCING AGREEMENTS and in the event that any other party which is a bank, trust company or other institutional lender shall acquire an interest in the BANK's right hereunder, such of the same instruments as such party may reasonably require which is a bank, trust company or other institutional lender.

         14.02 The BORROWER may take any action herein prohibited or omit to perform any act required to be performed by the BORROWER if the BORROWER shall obtain the BANK's prior written consent to each such action, or omission to act. No waiver on the BANK's part on any one occasion shall be deemed a waiver on any other occasion. The BANK shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the BANK.

         14.03 This Agreement may be amended only by an instrument in writing and duly signed by the BORROWER and an authorized officer of the BANK.

         14.04 All covenants, agreements, representations and warranties contained in this Agreement shall bind the BORROWER and its successors and assigns, and shall inure to the BANK'S benefit and the benefit of the BANK'S successors and assigns, whether expressed or not; provided, however, that the BORROWER may not assign its rights or benefits hereunder.

         14.05 All rights of the BANK hereunder shall be cumulative. The BANK shall not be required to have recourse to any COLLATERAL or other security before enforcing its rights or remedies against the BORROWER. BORROWER hereby waives presentment and protest of any instrument and any notice thereof.

         14.06 If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

         14.07 This Agreement shall be construed and enforced as an instrument under seal in accordance with the laws of The Commonwealth of Massachusetts.

         14.08 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

         14.09 In the event the BORROWER fails to make any payment, or BORROWER or any SUBSIDIARY fails to take any action required by this Agreement or any other of the FINANCING AGREEMENTS, BANK may, but shall not be required to, upon prior notice to the BORROWER make such payment or, upon prior notice to BORROWER or such SUBSIDIARY, take, or cause to be taken, such action. If the BANK chooses to make any such payment or to take or cause to be taken any such action, the amount of such payment and the cost of such action shall become part of the OBLIGATIONS, shall be payable upon demand and, until paid in full, shall bear interest at the rate set forth in Section 7.09 hereof.

         14.10 The BORROWER and its SUBSIDIARIES shall pay on demand all reasonable out-of-pocket costs and expenses of every kind and nature, including reasonable attorneys' fees and costs, incurred or expended by the BANK in connection with the preparation of the FINANCING AGREEMENTS, the making of LOANS hereunder, the collection or sale or attempted collection or sale of the COLLATERAL and the protection or supervision thereof and the protection or enforcement of the BANK'S rights hereunder. The BORROWER acknowledges that such supervision will include audits of the BORROWER'S and its SPECIAL SUBSIDIARIES' business(es), records, and assets by employees, agents, or other representatives of the BANK but the BORROWER shall not be required to pay for such audits unless undertaken after an EVENT OF DEFAULT shall have occurred and while the same shall be continuing.

         14.11 The BANK, the BORROWER and each SPECIAL SUBSIDIARY irrevocably waives all right to a trial by jury in any proceeding hereafter instituted by or against the BANK or the BORROWER in respect of this Agreement or arising out of any FINANCING AGREEMENTS. BANK hereby confirms that it was notified in advance of the Reorganization and consented to the actions taken to effect the Reorganization and in connection with the Reorganization including without limitation the formation and capitalization of the SPECIAL SUBSIDIARIES, the transfer of assets to the SPECIAL SUBSIDIARIES and the execution by BORROWER of guarantees in the ordinary course of business of obligation of the SPECIAL SUBSIDIARIES to third parties not involving indebtedness for borrowed money and such actions did not constitute Events of Default under the Loan Agreement prior to the date hereof.

                                   ARTICLE XV

                              CONDITIONS PRECEDENT

         15.01 Unless each of the following conditions are satisfied at the CLOSING, and until each of the following conditions are satisfied, no ADVANCES will be made, and the BANK shall have no obligation under this Agreement:

         (a) All instruments and documents required to be executed on or prior to the CLOSING pursuant to the terms hereof shall have been duly executed and delivered.

         (b) The BANK shall hold a valid and perfected security interest in the COLLATERAL, including, without limitation, all of the capital stock of each of the SPECIAL SUBSIDIARIES, subject to no other lien, charge, encumbrances or security interest of any kind or nature except as otherwise explicitly provided in this Agreement.

         (c) The BANK shall have received from counsel to the BORROWER opinions satisfactory in form and substance to the BANK.

         (d) The BANK shall have received a certificate from the Clerk or other appropriate recording officer of each of the BORROWER and each SPECIAL SUBSIDIARY in form and substance satisfactory to the BANK and its counsel, showing the authority of the BORROWER and each such SUBSIDIARY (as the case may be) to enter into and amend and restate this Agreement and, without limitation, the FINANCING AGREEMENTS, to perform the OBLIGATIONS to which each such party is bound, and the specific authority of the persons executing this Agreement and all instruments and documents pursuant hereto so to execute. The BANK shall have received any amendments, certified copies of the Articles of Organization (or other charter documents) and By-Laws of the BORROWER and each SPECIAL SUBSIDIARY since the same were last submitted to it.

         (e) All policies of insurance described herein or in any other of the FINANCING AGREEMENTS, have been obtained, be in full force and effect, and shall show BANK as an additional loss payee. The BANK shall have received a binder with respect to each such policy showing compliance herewith. Such policies shall not be canceled except upon thirty (30) days' advance written notice to BANK.

         (f) The BANK shall have received such certificates from public officials with respect to the corporate existence of the BORROWER and each SPECIAL SUBSIDIARY and the qualification to do business and good standing of each, as the BANK may reasonably require.

         (f) BANK shall have received such other and further documents and instruments as BANK may reasonably require.

                                   ARTICLE XVI

                                     CLOSING

         16.01 All instruments and documents then to be executed pursuant hereto shall be executed and delivered at a CLOSING to be held on the CLOSING DATE at the offices of Schnader Harrison Goldstein & Manello, 265 Franklin Street, Boston, Massachusetts.

                                  ARTICLE XVII

                                   TERMINATION

         17.01 Upon the TERMINATION DATE, all obligations of BANK to make ADVANCES shall terminate, and the CREDIT BALANCE shall become immediately due and payable in full without notice or demand.

         17.02 Notwithstanding the passage of the TERMINATION DATE, and the payment of the CREDIT BALANCE, until all OBLIGATIONS shall have been fully paid, performed and satisfied, all rights of BANK arising under this Agreement and other FINANCING AGREEMENTS shall continue, and all obligations of BORROWER and its SPECIAL SUBSIDIARIES arising under this Agreement and the other FINANCING AGREEMENTS shall continue.

         17.03 BANK in its sole discretion, from time to time may extend the TERMINATION DATE by written notice to BORROWER. BANK may condition any such extension on such matters that it determines appropriate. BANK is in no way obligated to extend or to consider extending the TERMINATION DATE.

                                  ARTICLE XVIII

                      INCONSISTENCY IN FINANCING AGREEMENTS

         18.01 In the event that any provision of the other FINANCING AGREEMENTS, is inconsistent with a provision of this Fourth Amended and Restated Loan Agreement, then and in such event, the provisions of this instrument shall control.

         18.02 The existence of a provision in the other FINANCING AGREEMENTS which is not present in this Fourth Amended and Restated Loan Agreement shall not be deemed to be an inconsistency.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.


                                   THE J. JILL GROUP, INC.

                                   By:  /s/ Peter J. Tulp
                                        -----------------------------------
                                        Peter J. Tulp, Corporate Controller


                                   CITIZENS BANK OF MASSACHUSETTS

                                   By:  /s/ Lori B. Leeth
                                        ------------------------------------
                                        Lori B. Leeth, Senior Vice President

                                  SCHEDULE 1.01

                              EXISTING INDEBTEDNESS

$9,500,000 loan from Citizens Leasing Corporation

$980,000 loan from the Belknap County Economic Development Council, Inc.

$12,000,000 loan to Birch Pond Realty Corp. by John Hancock Real Estate Finance, Inc.

                                  EXHIBIT 9.03

                              FOREIGN QUALIFICATION

         BORROWER is qualified to do business as a foreign corporation in Massachusetts, New Hampshire and Pennsylvania.

         BIRCH POND is qualified to do business as a foreign corporation in California, Colorado, Florida, Illinois, Michigan, Minnesota, New York, North Carolina, Oregon, Rhode Island, Virginia and Washington.

         J. JILL DIRECT is qualified to do business as a foreign corporation in New Hampshire and Pennsylvania.

         QT Services is qualified to do business as a foreign corporation in New Hampshire.

                                  EXHIBIT 9.04

                                      LIENS

         Liens have been filed by:

1. Citizens Leasing Corporation against financed equipment and proceeds assigned in part to BancBoston Leasing, Inc.);

2.       Robert Abel & Co., Inc. against leased equipment and proceeds;

3. Steelcase Financial Services, Inc. against leased fixtures and equipment and proceeds; and

4. Belknap County Economic Development Council, Inc. against financed equipment and proceeds.

                                  EXHIBIT 9.08

                          SUBSIDIARIES AND INVESTMENTS

                                      None.

                                  EXHIBIT 9.09

                                   LITIGATION

                                      None.

                                  EXHIBIT 9.11

                             UNDISCLOSED LIABILITIES

                                      None.

                                  EXHIBIT 9.12

                          CERTAIN EVENTS SINCE 6/30/00

                                      None.

                                  EXHIBIT 9.18

                              INTELLECTUAL PROPERTY

         BORROWER's registered marks and applications for registration of marks are listed on the attached Schedule A.

SCHEDULE A

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 1

COUNTRY:      HK   HONG KONG

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
J.JILL                         JJILL    Pending     006456    98/08777     06-Jul-1998                                      CEW
OWNER: The J. Jill Group, Inc.                         CLASSES: 25                                                          AXK
                                                                                                                            DRP

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 2

COUNTRY:      IL   ISRAEL

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
J. JILL                        JJILL    Registered  006396    119493       07-May-1998    119493     07-Sep-1999   07-May-2005 CEW
OWNER: The J. Jill Group, Inc.                            CLASSES: 25                                                          AXK
                                                                                                                               DRP

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 3

COUNTRY:      SG   SINGAPORE

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
J. JILL                        JJILL    Pending     006446    T98/06509G   30-Jun-1998                                        CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                        AXK
                                                                                                                              DRP

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 4

COUNTRY:      US   UNITED STATES OF AMERICA

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
AUNT ABIGAIL'S ATTIC           JJILL    Registered  001579    73/3088720   5-May-1981  1210611       28-Sep-1982   28-Sep-2002 CEW
(STYLIZED)
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                         AXK
                                                                                                                               PMR

CATALOG ACCOUNT                JJILL    Registered  005186    74/6469821   5-Mar-1995  2003781       24-Sep-1996   24-Sep-2006 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 36                                                         AXK
                                                                                                                               PMR

DESIGN (FOX)                   JJILL    Registered  001160    73/503383    11-Oct-1984 1337374       21-May-1985   21-May-2005 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

HONORS                         JJILL    Registered  003275    73/299034    27-Feb-1981 1182329       15-Dec-1981   15-Dec-2001 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 28                                                         AXK

J. JILL                        JJILL    Pending     066937    76/070768    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 18                                                         AXK
                                                                                                                               DRP

J. JILL LTD.                   JJILL    No renew    001158    74/442660    30-Sep-1993 1859770       25-Oct-1994   25-Oct-2004 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                         AXK
                                                                                                                               PMR

J. JILL LTD. (AND DESIGN)      JJILL    Registered  001451    73/3088710   5-May-1981  1204106       03-Aug-1982   03-Aug-2002 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

J.JILL                         JJILL    Registered  006179    75/436142    18-Feb-1998 2226071       23-Feb-1999   23-Feb-2009 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                         AXK
                                                                                                                               DRP

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 5

COUNTRY:      US   UNITED STATES OF AMERICA

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
J.JILL                         JJILL    Registered  006180    75/436143    18-Feb-1998 2286599       12-Oct-1999   12-Oct-2009 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                         AXK
                                                                                                                               DRP

J.JILL                         JJILL    Registered  006181    75/436141    18-Feb-1998 2234098       23-Mar-1999   23-Mar-2009 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               DRP

J.JILL                         JJILL    Pending     066936    76/070767    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 14                                                         AXK
                                                                                                                               DRP

JENIFER HOUSE (STYLIZED)       JJILL    Registered  001576    73/308873    05-May-1981 1244857       05-Jul-1983   05-Jul-2003 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

NICOLE SUMMERS (AND            JJILL    No renew    001570    73/485540    18-Jun-1984 1323907       05-Mar-1985   05-Mar-2005 CEW
DESIGN)
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

NICOLE SUMMERS (AND            JJILL    No renew    001573    73/490575    19-Jul-1984 1329522       09-Apr-1985   09-Apr-2005 CEW
DESIGN)
OWNER: The J. Jill Group, Inc.                             CLASSES: 16                                                         AXK
                                                                                                                               PMR

PURE JILL                      JJILL    Pending     066938    76/070769    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               DRP

PURE JILL                      JJILL    Pending     066939    76/070772    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 3                                                          AXK
                                                                                                                               DRP

WEDNESDAY, AUGUST 02, 2000                  COUNTRY LIST                 PAGE: 6

COUNTRY:      US   UNITED STATES OF AMERICA

                                                      CASE   APPLICATION     FILING    REGISTRATION  REGISTRATION  RENEWAL
  TRADEMARK                    CLIENT   STATUS      NUMBER     NUMBER         DATE     NUMBER        DATE          DATE     ATTORNEY
PURE JILL                      JJILL    Pending     066940    76/070771    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 14                                                         AXK
                                                                                                                               DRP

PURE JILL                      JJILL    Pending     066941    76/070773    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 18                                                         AXK
                                                                                                                               DRP

PURE JILL                      JJILL    Pending     066943    76/070770    13-Jun-2000                                         CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 25                                                         AXK
                                                                                                                               DRP

SETH AND JED (STYLIZED)        JJILL    Registered  001589    73/308870    05-May-1981  1204105      03-Aug-1982   03-Aug-2002 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

WINTERBROOK                    JJILL    Registered  001596    73/413842    17-Feb-1983  1276579      01-May-1984   01-May-2004 CEW
OWNER: The J. Jill Group, Inc.                             CLASSES: 42                                                         AXK
                                                                                                                               PMR

                                  EXHIBIT 9.19

                                 LEASED PROPERTY

REAL PROPERTY

         DESCRIPTION                      DATE OF LEASE                 LESSOR
         -----------                      -------------                 ------
Quincy, MA corporate office                 09/21/98          National Fire Protection
                                                                Association
Bedford, MA outlet                          02/14/95          Great Road Shopping Center
North Conway, NH outlet                     09/09/96          O.V.P. Realty Trust
Tilton, NH operations and                   03/01/99          Birch Pond Realty
  corporate fulfillment center
Outlet in Lakes Region Factory              04/19/99          RR Laconia Inc.
  Stores, Tilton, NH
Outlet in North Conway, NH                  05/13/99          Settlers' RI, Inc.
Outlet in Tanger Factory Outlet             10/23/98          Tanger Properties Ltd.
  Center, Lancaster, PA                                         Partnership
Outlet in Wrentham Village                  10/05/98          Chelsea GCA Realty
  Partnership Premium
  Outlets, Wrentham, MA

See attached list of Retail stores

PERSONAL PROPERTY

None.

THE BIRCH POND GROUP, INC.
D/B/A J. JILL - THE STORE
STORE LISTING - ACTUAL & PROJECTED OPENINGS

                                                                         CURRENT
REVISED @ 8-2-00                                                        PROJECTED              ACTUAL
                                                                         OPENING              OPENING
                                          CENTER - LOCATION               DATES                 DATE
STORES OPEN AS OF  @ 5-30-00

STORE # 20                              NATICK MALL                                             11/99
                                        1245 WORCESTER RD
                                        NATICK, MA.  01760


STORE # 21                              PROVIDENCE PLACE                                        11/99
                                        100 FRANCIS ST
                                        PROVIDENCE, RI.  02903


STORE # 22                              WATER TOWER                                             4-2-00
                                        845 N. MICHIGAN AVE.
                                        CHICAGO, IL.


STORE # 23                              MALL OF AMERICA                                         4-11-22
                                        145 SOUTH BOULIVARD
                                        BLOOMINGTON,  MN.  55425


STORE # 24                              PACIFIC PLACE                                           4-19-00
                                        600 PINE ST.
                                        SEATTLE, WA.   98101


STORES OPENED SINCE 5-30-00 REVISION

STORE # 25                              Westchester                                             5-25-00
                                        125 Westchester Ave.
                                        White Plains, NY  10601


STORE # 26                              Tysons Corner                                           6-8-00
                                        8070 Tysons Corner Ctr.
                                        McLean, VA  22102

THE BIRCH POND GROUP, INC.
D/B/A J. JILL - THE STORE
STORE LISTING - ACTUAL & PROJECTED OPENINGS

                                                                         CURRENT
REVISED @ 8-2-00                                                        PROJECTED              ACTUAL
                                                                         OPENING              OPENING
                                          CENTER - LOCATION               DATES                 DATE

STORES SCHEDULED TO OPEN ( AS OF 5/30-00 REVISION)


STORE # 28                              Flatiron Crossing                8-11-00
                                        #1 W. Flatiron Circle
                                        Broomfield, CO  80021


STORE # 29                              Galleria @ Roseville
                                        1151 Galleria Blvd.              8-25-00
                                        Roseville, CA  95678


STORE # 36                              Ridgedale Center                 8-31-00
                                        12325 Wayzata Blvd.
                                        Minnetonka, MN 55305


STORE # 40                              Pioneer Place                    9-21-00
Revised address                         340 SW Morrison st.
                                        Portland, OR  97204


STORE # 39                              Old Orchard                      9-14-00
                                        275 Old Orchard Rd.
                                        Skokie, IL  60077


STORE # 27                              Somerset Collection              10-19-00
                                        2801 W. Big Beaver Rd.
                                        Troy, MI  48084


STORE # 41                              Walt Whitman                     10-5-00
revised address                         160 Walt Whitman Rd
                                        Huntington Sta., NY  11746


STORE # 42                              South Park Mall                  10-28-00
                                        4400 Sharon Road
                                        Charlotte, NC  28211


STORE # 43                              Southshore Plaza                 11-16-00
                                        250 Granite Street
                                        Braintree, MA  02184


STORE # 37                              Burlington Mall                  March,1,2001
                                        One Burlington Mall
                                        Burlington, MA  01803


STORE # 38                              Town Center-Boca Raton           11-3-00
                                        6000 W. Glades Rd.
                                        Boca Raton, FL  33431


STORE # 44                              Crabtree Valley Mall             11-13-00
                                        4325 Glenwood Ave.
                                        Raleigh, NC.  27612

THE BIRCH POND GROUP, INC.
D/B/A J. JILL - THE STORE
STORE LISTING - ACTUAL & PROJECTED OPENINGS

                                                                         CURRENT
REVISED @ 8-2-00                                                        PROJECTED              ACTUAL
                                                                         OPENING              OPENING
                                          CENTER - LOCATION               DATES                 DATE
ADDITIONAL STORES SCHEDULED TO OPEN (ADDED SINCE 5-30-00 REVISION)

STORE # 46                              Riverchase Galleria              10-26-00
                                        200-223 Riverchase Galleria
                                        Birmingham, AL.  35244


STORE # 47                              Main Place                       10-26-00
address not available                   Space 320
                                        Santa Ana, CA.


STORE # 48                              Walden Galleria                  11-2-00
                                        One Walden Galleria
                                        Buffalo, NY.


STORE # 49                              Perimeter Mall                   11-9-00
                                        4400 Ashford Dunwood Rd.
                                        Atlanta, GA.  30346

                                  EXHIBIT 10.13

                             LOCATION OF COLLATERAL

         The COLLATERAL is kept at the REAL ESTATE and the facilities described in Exhibit 9.19.

                                  EXHIBIT 10.15

                        DIRECTORS AND STATUTORY OFFICERS

BORROWER:

Directors:

         Gordon R. Cooke
         William E. Engbers
         Brett D. Heffes
         Thomas J. Litle
         Ruth M. Owades
         Samuel L. Shanaman

Statutory Officers:

         President:        Gordon R. Cooke
         Treasurer:        Olga L. Conley
         Secretary:        David R. Pierson

BIRCH POND:

Directors:

         Dennis J. Adomaitis
         Bradley Eckhart

Statutory Officers:

         President:        Dennis Adomaitis
         Treasurer:        Stephen Barcello
         Clerk:            Bradley Eckhart
         Assistant
           Clerk:          David R. Pierson

J. JILL DIRECT:

Directors:

         John J. Hayes
         Faythe Shortelle-Valenzon

Statutory Officers:

         President:        John J. Hayes
         Treasurer:        John J. Hayes
         Clerk:            David R. Pierson

QT SERVICES:

Directors:

         Gordon R. Cooke
         Olga L. Conley

Officers:

         President:        Gordon R. Cook
         Treasurer:        Olga L. Conley
         Clerk:            David R. Pierson